THE PRESTIGE GROUP.NET, INC.
                   4610 SO. ULSTER STREET
                          SUITE 150
                   DENVER, COLORADO 80237
                  TELEPHONE (720) 528-7303
                     FAX (720) 851-8905

                        PRESS RELEASE

Contact Person:  Douglas G. Gregg,  President
Symbol:   OTCBB: PGPN

      THE PRESTIGE GROUP.NET, INC. ANNOUNCES CORPORATE
      REORGANIZATION, CHANGE OF NAME AND TRADING SYMBOL

Denver, Colorado, October 18, 2002 - Douglas G. Gregg, President of The Prestige Group.Net Inc. (OTCBB: PGPN) announced today that its wholly owned subsidiary, Paramco Financial Group, Inc. (formerly Paramount Financial Group, Inc.) has merged with and into The Prestige Group.Net, Inc.

The  Articles  of  Merger have been filed  with  the  Nevada
Secretary and the merger will take effect on October 18, 2002. At the same time the company will change its name to Paramco Financial Group, Inc.

Effective at the opening of the financial markets on Monday, October 21, 2002, the company will be trading as Paramco
Financial Group, Inc. with the trading symbol PFLG.   In
addition  the new CUSIP number for the company is 699168  10
0.

Following the merger and change of name, the company intends to change the names of its remaining subsidiaries as follows: Paramount Real Estate Investment Trust, Inc. will become Paramco Investments, Inc. and Paramount Mortgage Investments, Inc. will become Paramco Mortgage Corporation.

Mr. Gregg said, "Uniting all of our corporate entities under one common name will enable the company to use this brand name to greatly enhance the public awareness of the company and the many services that we provide. Paramco Financial Group, Inc. is a financial services holding company and also specializes in the development and placement of commercial equipment leasing transactions and in assisting its clients with their capital formation needs. Its wholly owned subsidiary, Paramco Mortgage Corporation, intends to be involved in residential and commercial mortgage financing. Its other wholly owned subsidiary, Paramco Investments, Inc., intends to meet the statutory requirements for qualification as a REIT and be involved in both the ownership and finance of real estate. Paramco has been in business since April 1996. We are pursuing an acquisition plan of businesses that will fit our new corporate direction, which is becoming a financial services holding company utilizing the latest in technology."

For further information about Paramco Financial Group, Inc., please look at its website, http://www.paramco.net.



A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of the company's management with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful closing of acquisition transactions and their subsequent integration, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.